UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2011 (March 9, 2011)

CHINA-BIOTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-110733	98-0393071
(Commission File Number)	(IRS Employer Identification No.)
No. 26 Orient Global Headquarter Lane 118, Yonghe Road Zhabei District, Shanghai 200072 People’s Republic of China
(Address of Principal Executive Offices)	(Zip Code)

(86 21) 5834 9748
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On March 9, 2011, China-Biotics, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s executive offices at No. 26 Orient Global Headquarter, Lane 118 Yonghe Road, Zhabei District, Shanghai 200072, People’s Republic of China.

At the Annual Meeting, the stockholders (i) elected Mr. Song Jinan, Dr. Chin Ji Wen, Dr. Du Wen Min, and Mr. Simon Yick to serve as the Company’s directors for terms expiring on the date of the Company’s 2011 Annual Meeting of Stockholders; (ii) ratified the appointment of BDO Limited as the Company’s independent auditors for the fiscal year ending March 31, 2011; (iii) approved the Company’s 2010 Equity Incentive Plan; (iv) approved, by a non-binding vote, the compensation of the Company’s named executive officers; and (v) determined, by a non-binding vote, that a non-binding stockholder vote to approve the compensation of the Company’s named executive officers should occur every two years.

The following tables show the voting results of the Annual Meeting:

Election of Directors:	For	Withhold
Mr. Song Jinan	12,321,794	285,543
Dr. Chin Ji Wei	12,541,554	65,783
Dr. Du Wen Min	12,541,490	65,847
Mr. Simon Yick	12,545,837	61,500

Ratification of BDO Limited as the Company’s independent auditors for the fiscal year ending March 31, 2011:	For	Against	Abstain	Broker Non-Votes
	16,492,884	374,828	62,518	20,631

Approval of the 2010 Equity Incentive Plan:	For	Against	Abstain	Broker Non-Votes
	12,395,921	164,897	46,519	4,343,484

Approval, by a non-binding vote, of the compensation of the named executive officers:	For	Against	Abstain	Broker Non-Votes
	12,409,264	126,701	71,372	4,343,484

Determination, by a non- binding vote, of the frequency of stockholder votes on named executive compensation:	Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
	1,553,867	9,209,574	1,817,153	20,631	4,349,596

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press release, dated March 14, 2011, announcing the voting results of the Annual Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China-Biotics, Inc.

Date: March 14, 2011	By:	/s/ Song Jinan

Song Jinan

Chief Executive Officer, President,
Treasurer and Secretary